Exhibit 10.22
2455 Paces Ferry Road, Atlanta, GA 30339
December 21, 2012

Ms. Carol B. Tomé
2455 Paces Ferry Road
Atlanta, GA 30339

Re: Code Section 409A Amendment - Timing of Release of Claims

Dear Carol:

We are proposing a simple amendment to your employment letter to bring it into documentary compliance with Section 409A of the Internal Revenue Code. The amendment relates to the timing of a release of claims in order to receive severance benefits, in accordance with the IRS's interpretation of that requirement as set forth in Notices 2010-6 and 2010-80.

By signing below, please indicate your agreement to the following amendment to your employment letter, dated as of January 20, 2007, and amended as of January 1, 2009 by that certain Code Section 409A General Amendment to the Home Depot Compensation Arrangements (collectively, the “Agreement”).

The Agreement is hereby amended by adding the following paragraph:

“Notwithstanding anything to the contrary herein, your receipt of any separation payments pursuant to this agreement is conditioned upon your execution and non-revocation of an agreement and general release in a form acceptable to the Company's legal counsel (the “Release”). The Release (i) must be presented by the Company to you within 7 days after your separation of employment and (ii) must be executed by you, and all revocation periods shall have expired, within 60 days after your separation from employment; failing which such payments shall be forfeited. If such 60-day period spans two calendar years, the payments shall not be made or commence before the second such calendar year, even if the Release becomes irrevocable in the first such calendar year. In other words, you are not permitted to influence the calendar year of payment based on the timing of your signing of the Release.”

Additionally, by signing below, you acknowledge that you consent to the elimination, effective January 2013, of the Supplemental Executive Choice Program (SECP). The SECP includes executive life insurance and leased car benefits.

Except as expressly amended hereby, the terms of the Agreement shall be and remain unchanged and the Agreement as amended hereby shall remain in full force and effect.

By signing below the parties hereby agree to this amendment as of December 21, 2012.

THE HOME DEPOT, INC.

By: /s/ Francis S. Blake
Date: December 21, 2012

Agreed to and Accepted by:

/s/ Carol B. Tomé
Carol B. Tomé
Date: December 21, 2012